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                                                        EXHIBIT 1
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                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                     Citigroup Global Markets Inc. is a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o).

                     Tribeca Global Management LLC is an investment adviser in accordance with Section 240.13d-1(b) (1)(ii)(E)

                     Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this
                     Schedule 13G.


                     Date: February 5, 2008



                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary

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